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                         SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.  20549


                                      FORM 8-K

                                   CURRENT REPORT

       PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) September 11, 1998
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                             First Pacific Networks, Inc.
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                 (Exact name of registrant as specified in charter)


     Delaware                         0-20238                    77-0174188
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(State or other jurisdiction       (Commission                (IRS Employer
of incorporation)                  File Number)             Identification No.)


     871 Fox Lane, San Jose, California                          95131
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(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code     (408) 943-7600
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           (Former name or former address, if changed since last report)












             This Current Report, including exhibits, contains 5 pages.
                      The Exhibit Index is located on page 5.


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ITEM 5.

     On February 10, 1997, the Company voluntarily filed for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code"). The petition was filed in the United States Bankruptcy Court for the Northern District of California, San Jose Division (the "Court") and was assigned case number 97-51077ASW. The Company has been operating as debtor-in-possession under the Bankruptcy Code. The Company has had limited capital available for reorganization and has been seeking a strategic relationship or capital infusion for such purpose. Any trading of the Company's stock at this time should be considered highly speculative.

     As previously disclosed the Company entered into a letter agreement on July 31, 1998 to sell substantially all of the assets of the Company to American Sterling Corporation (ASC), a privately held company. The letter agreement was subject to a definitive purchase agreement and Court approval of bidding procedures. On August 6, 1998 the Court issued an order approving bidding procedures to be used in the event that any third party wished to submit a competitive bid or offer.

     On August 10, 1998, the Company filed a motion with the Court seeking approval of the sale of substantially all of the assets of the Company pursuant to an Asset Purchase Agreement (the "Agreement") with ASC. The Agreement provides, among other things, for the sale of substantially all of the Company's assets in exchange for $292,300 in current cash consideration and assumption of certain contractual obligations and other liabilities. In addition, ASC will pay contingent future consideration equal to 3% of net sales, as defined in the Agreement, for a five year period from the date of the Agreement or $5,000,000, whichever occurs first. The Agreement was subject to ASC negotiating agreements to its satisfaction with Entergy Enterprises, Inc. (claim filed for $7,000,000) and Asset Recovery Group, LLC ($278,000 plus accrued interest pursuant a Loan and Security Agreement dated January 15, 1998). The management of the Company has been informed by ASC that it currently intends to tender employment offers to four members of the Company's management in the event that their transaction was approved by the Court. The Court hearing to review competitive bids, if any, and to approve the sale of assets was scheduled for Wednesday August 26, 1998 and was further extended to September 11, 1998. At the September 11, 1998 hearing the Court approved the sale to ASC and on September 12, 1998 the Agreement was consummated.

     The Company currently believes that it is unlikely that any material amounts, if any, will be available for shareholders after payments for allowed creditor claims under the Agreement and that if any funds ever become available to shareholders it most likely will be several years before such an event would occur. Current creditor claims exclusive of the aforementioned Entergy Enterprises and Asset Recovery Group amounts (which are being separately assumed by ASC) as well as certain claims are currently estimated to be approximately $5.0 to $5.5 million.

     Following the sale the Company has no business operations. The Company intends to file a Plan of Reorganization for Liquidation of the Assets of the Company that will provide for distributing cash that may become available to the creditors under the Agreement.

     In addition, on September 16, 1998 the Company's Board of Directors appointed Christopher J. Arenal to the Company's Board of Directors and following such appointments Messrs. James R. Hirschy, Paul O'Brien, Bill B. May, William A. Wilson and Robert P. McNamara resigned from the


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Company.  In addition, all members of management resigned or provided notice of their intent to resign from the Company.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)     Financial Statement of Business Acquired.
           Not Applicable.

(b)     Pro Forma Financial Information.
           Not Applicable.

(c)     Exhibits
           None



SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PACIFIC NETWORKS, INC.



Date: September 24, 1998               By: /s/ Kenneth W. Schneider
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                                           Kenneth W. Schneider
                                           Chief Financial Officer




                                   EXHIBIT INDEX


  Exhibit No.  Description
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               Not Applicable


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